SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 9, 2003
Date of Report
(Date of earliest event reported)

UTEK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-15941	59-3603677
(Commission File No.)	(IRS Employer Identification Number)

202 South Wheeler Street
Plant City, FL 33563
(Address of Principal Executive Offices)

(813) 754-4330
(Registrant’s Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
Ex-10.1 Form of Subscription Agreement
Ex-10.2 Form of Registration Rights Agereement
Ex- 10.3 Form of Loan Agreement

ITEM 5. OTHER EVENTS

On April 9, 2003, UTEK Corporation (AMEX: UTK) completed a private placement transaction of 250,000 shares of common stock at $3.00 per share. The purchasers of the shares of common stock agreed not to sell or otherwise transfer the shares for a period of one-year after the completion of the private placement transaction. In addition, the purchasers of the shares of common stock were granted certain piggyback registration rights which will allow them to include their shares in a registered offering initiated by UTEK Corporation within the next twelve months.

The Company also secured a loan for $1,000,000 at 12% per annum with interest paid in advance. The loan is non-recourse except with respect to 360,360 shares of common stock of UTEK Corporation pledged as collateral under the loan.

The total net proceeds of these transactions to UTEK Corporation, after deducting investment banking fees and prepaid interest, was $1,422,500.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits:

10.1	Form of Subscription Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Loan Agreement and related documents

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2003	UTEK CORPORATION

/s/ Carole R. Wright Carole R. Wright Chief Financial Officer

2